Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On August 22, 2011, Regal Beloit Corporation (the “Company”) completed its acquisition (the “Acquisition”) of the Electrical Products Company of A.O. Smith Corporation (“EPC”) for approximately $749 million in cash and 2,834,026 shares of its common stock (based on the volume weighted average closing price of the Company’s stock for the 10-day trading period ended December 12, 2010).

The Unaudited Pro Forma Combined Condensed Statements of Earnings for the six months ended July 2, 2011 and the year ended January 1, 2011 (“Pro Forma Statements of Earnings”) and the Unaudited Pro Forma Combined Condensed Balance Sheet as of July 2, 2011 (“Pro Forma Balance Sheet” and, together with the Pro Forma Statement of Earnings, the “Pro Forma Financial Statements”) illustrate the estimated effect of the Acquisition on the Company’s financial statements.  The Pro Forma Financial Statements are based on certain estimates and assumptions made with respect to the combined operations of the Company and EPC, which the Company believes are reasonable.  The Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of the Company or EPC that actually would have been achieved had the acquisition of EPC been completed on the assumed dates, or to project the Company’s results of operations or financial position for any future date or period.  The Pro Forma Statements of Earnings give pro forma effect to the Acquisition as if the Acquisition had occurred on the first day of the financial period presented.  The Pro Forma Balance Sheet gives pro forma effect to the Acquisition as if the Acquisition had occurred on July 2, 2011.

The Acquisition is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States. Under this method, the total consideration transferred to consummate the Acquisition is being allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the Acquisition. The principles of acquisition method of accounting require extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values.  Accordingly the allocation of the consideration transferred in the Pro Forma Financial Statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed.  Such adjustments could be significant.  The final valuation is expected to be completed as soon as practicable but no later than 12 months after the closing date of the Acquisition.  The Pro Forma Financial Statements do not include the costs that the Company may incur to integrate EPC and these costs may be material.

The historical consolidated financial statements of the Company have been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the Pro Forma Statements of Earnings, expected to have continuing impact the combined results of the Company and EPC. The Pro Forma Financial Statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial statements.  In addition, the Pro Forma Financial Statements were derived from, and should be read in conjunction with, the audited historical consolidated financial statements and the notes thereto of the Company for the year ended January 1, 2011 and the unaudited historical consolidated financial statements and the notes thereto of the Company for the six months ended July 2, 2011 and unaudited historical combined financial statements of EPC for the six months ended June 30, 2011.  Included in this Form 8-K/A are the audited historical combined financial statements and notes thereto of EPC for the year ended December 31, 2010 and unaudited historical combined financial statements and notes thereto of EPC for the six months ended June 30, 2011.

The historical combined financial statements regarding EPC that are included in this report have been prepared by, and are the responsibility of A.O. Smith Corporation.  The Company’s management is in the process of evaluating the net asset value (as defined in the asset and share purchase agreement) of EPC as of the closing date of the Acquisition.  The Company is also in the process of reviewing EPC’s financial statement classifications for conformity with the Company’s classifications.  As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of EPC on prospective basis.

REGAL BELOIT CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
Year Ended January 1, 2011
(Dollars in Millions, Except Per Share Data)

	Historical Regal Beloit	Historical EPC		Pro Forma Adjustments (1)		Pro Forma Combined
Net Sales	$2,238.0	$705.8		-		$2,943.8
Cost of Sales	1,688.6	548.3		-		2,236.9
Gross Profit	549.4	157.5				706.9
Operating Expenses	311.7	86.8	(2)	$10.2	(3)	408.7
Income From Operations	237.7	70.7		(10.2)		298.2
Interest Expense	19.6	-		23.8	(4)	43.4
Interest Income	2.6	0.1		(1.5	)(5)	1.2
Income Before Taxes	220.7	70.8		(35.5)		256.0
Provision For Income Taxes	66.0	16.2		(10.7	)(6)	71.5
Net Income	154.7	54.6		(24.8)		184.5
Net Income Attributable to Non-controlling Interests	5.3	-		-		5.3
Net Income Attributable to Regal Beloit Corporation	$149.4	$54.6		$(24.8)		$179.2
Earnings Per Share of Common Stock:
Basic	$3.91					$4.36
Assuming Dilution	$3.84					$4.29
Weighted Average Number of Shares Outstanding:
Basic	38,236,168			2,834,026	(7)	41,070,194
Assuming Dilution	38,921,699			2,834,026	(7)	41,755,725

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings.

Regal Beloit Corporation
Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings for the Year Ended
January 1, 2011

1.
Inventories have been adjusted to their estimated fair market value.  As this adjustment is directly attributed to the Acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Earnings.  However, this inventory adjustment will result in an expense to cost of sales in the periods subsequent to the consummation of the Acquisition during which the related inventories are sold.  The estimated expense is approximately $25.9 million (approximately $17.7 million net of tax).

2.
EPC Operating Expenses include the reclassification of EPC’s historical Other income – net and Restructuring and other (total $0.6 million) to conform with the Company’s statement of earnings classification.

3.	Reflects the following (in millions):

Adjustment for non-recurring, direct, and incremental transaction costs incurred by the Company.	$ (1.5)

Adjustment to EPC’s historical depreciation expense based on the assigned fair value and estimated useful lives of Net Property, Plant and Equipment.	0.3

Adjustment to EPC’s historical amortization of Intangible Assets based on the assigned fair value and estimated lives of such assets.	11.4
$ 10.2

4.	Reflects the following (in millions):

Interest on the new $500 million senior notes at a weighted average interest rate of approximately 4.7%.	$ 23.7
       A 0.125% change in the interest rate payable on the outstanding amount of the new $500 million senior notes would change annual interest expense by  approximately  $0.6 million before the effect of  income taxes.

Amortization of the capitalized borrowing costs incurred by the Company in connection with the new $500 million senior notes and amended credit facilities over the term of the facilities.	0.1
$ 23.8

5.	Reflects the following (in millions):

Adjustments to historical interest income based on the lower amount of available funds to be invested due to the EPC acquisition.	$ (1.5)

6.	Reflects the following (in millions):

       Pro Forma income taxes have been provided for at local statutory rates by tax jurisdiction.  The pro forma combined provision for income taxes may not represent the amounts that would have resulted had the Company and EPC filed consolidated income tax returns during the period presented.
$ (10.7)

7.	Reflects the issuance of shares of common stock for the purchase of EPC.

REGAL BELOIT CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
Six Months Ended July 2, 2011
       (Dollars in Millions, Except Per Share Data)

	Historical Regal Beloit	Historical EPC		Pro Forma Adjustments (1)		Pro Forma Combined
Net Sales	$1,344.4	$424.2		-		$1,768.6
Cost of Sales	1,029.0	330.0		-		1,359.0
Gross Profit	315.4	94.2		-		409.6
Operating Expenses	196.5	40.3	(2)	$(3.7	)(3)	233.1
Income From Operations	118.9	53.9		3.7		176.5
Interest Expense	9.9	-		11.9	(4)	21.8
Interest Income	0.8	0.1		(0.1	)(5)	0.8
Income Before Taxes	109.8	54.0		(8.3)		155.5
Provision For Income Taxes	33.0	14.9		(2.5	)(6)	45.4
Net Income	76.8	39.1		(5.8)		110.1
Net Income Attributable to Non-controlling Interests	3.6	-		-		3.6
Net Income Attributable to Regal Beloit Corporation	$73.2	$39.1		$(5.8)		$106.5
Earnings Per Share of Common Stock:
Basic	$1.89					$2.57
Assuming Dilution	$1.87					$2.53
Weighted Average Number of Shares Outstanding:
Basic	38,646,873			2,834,026	(7)	41,480,899
Assuming Dilution	39,182,215			2,834,026	(7)	42,016,241

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings.

Regal Beloit Corporation
Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings for the Six Months Ended
July 2, 2011

1.
Inventories have been adjusted to their estimated fair market value.  As this adjustment is directly attributed to the Acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Earnings.  However, this inventory adjustment will result in an expense to cost of sales in the periods subsequent to the consummation of the Acquisition during which the related inventories are sold.  The estimated expense is approximately $25.9 million (approximately $17.7 million net of tax).

2.	EPC Operating Expenses include the reclassification of EPC’s historical Other income – net ($5.3 million) to conform with the Company’s statement of earnings classification.

3.	Reflects the following (in millions):

Adjustment for non-recurring, direct, and incremental transaction costs incurred by the Company.	$ (9.6)

Adjustment to EPC’s historical depreciation expense based on the assigned fair value and estimated useful lives of Net Property, Plant and Equipment.	0.1

Adjustment to EPC’s historical amortization of Intangible Assets based on the assigned fair value and estimated lives of such assets.	5.8
$ (3.7)

4.	Reflects the following (in millions):

Interest on the new $500 million senior notes at a weighted average interest rate of approximately 4.7%	$ 11.8
       A 0.125% change in the interest rate payable on the outstanding amount of the new $500 million senior notes would change annual interest expense by approximately $0.6 million before the effect of income taxes.

Amortization of the capitalized borrowing costs incurred by the Company in connection with the new $500 million senior notes over the term of the notes.	0.1
$ 11.9

5.	Reflects the following (in millions):

Adjustment to historical interest income based on the lower amount of available funds to be invested due to the EPC acquisition.	$ (0.1)

6.	Reflects the following (in millions):

       Pro forma income taxes have been provided for at local statutory rates by tax jurisdiction.  The pro forma combined provision for income taxes may not represent the amounts that would have resulted had the Company and EPC filed consolidated income tax returns during the period presented.
$ (2.5)

7.	Reflects the issuance of shares of common stock for the purchase of EPC.

REGAL BELOIT CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                               JULY 2, 2011
(Dollars in Millions, Except Per Share Data)

	Historical
ASSETS	Regal Beloit	EPC	Pro Forma Adjustments(1)(2)		Pro Forma Combined
Current Assets:
Cash and Cash Equivalents	$275.3	$10.1	$(255.4	)(3)	$30.0
Trade Receivables, less Allowances	410.6	145.4	-		556.0
Inventories	436.4	132.1	70.8	(4)	639.3
Prepaid Expenses and Other Current Assets	87.8	19.3	-		107.1
Deferred Income Tax Benefits	29.6	4.3	(3.6	)(6)	30.3
Total Current Assets	1,239.7	311.2	(188.2)		1,362.7

Net Property, Plant and Equipment	412.1	142.4	15.2	(4)	569.7
Goodwill	793.7	248.7	121.4		1,163.8
Intangible Assets, Net of Amortization	185.8	2.3	120.2	(4)	308.3
Other Noncurrent Assets	15.2	-	0.9	(5)	16.1
Total Assets	$2,646.5	$704.6	$69.5		$3,420.6

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$279.3	$99.7	-		$379.0
Dividends Payable	7.0	-	-		7.0
Accrued Compensation and Employee Benefits	69.0	11.8	-		80.8
Other Accrued Expenses	120.9	17.5	-		138.4
Current Maturities of Debt	14.3	-	-		14.3
Total Current Liabilities	490.5	129.0	-		619.5

Long-Term Debt	428.0	-	$500.0	(8)	928.0
Deferred Income Taxes	98.7	76.0	(69.6	)(7)	105.1
Hedging Obligations	38.5	-	-		38.5
Pension and other Post Retirement Benefits	55.4	-	-		55.4
Other Noncurrent Liabilities	54.9	1.4	-		56.3

Equity:
Regal Beloit Corporation Shareholders' Equity:
Common Stock, $.01 par value, 100,000,000 shares authorized, 41,518,739 shares issued (including 2,834,026 shares issued for acquisition)	0.4	-	-		0.4
Additional Paid-In Capital	543.2	-	140.9	(9)	684.1
Retained Earnings	887.1	483.2	(486.8	)(10)	883.5
Accumulated Other Comprehensive Income	11.3	15.0	(15.0	)(11)	11.3
Total Regal Beloit Corporation Shareholders’ Equity	1,442.0	498.2	(360.9)		1,579.3
Noncontrolling Interests	38.5	-	-		38.5
Total Equity	1,480.5	498.2	(360.9)		1,617.8
Total Liabilities and Equity	$2,646.5	$704.6	$69.5		$3,420.6

See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

Regal Beloit Corporation
Notes to Unaudited Pro Forma Combined Condensed Balance Sheet as of July 2, 2011

1.	A summary of sources and uses of proceeds for the Acquisition is as follows (in millions):

Sources of Funds: Proceeds from new $500 million senior notes Cash and cash equivalents Share based consideration (See also note 2 below) Total sources of funds	$ 500.0 266.5 140.9 $ 907.4
Uses of Funds: Acquisition of EPC including cash acquired Debt issuance costs Transaction costs Total uses of funds	$ 889.6 0.9 16.9 $ 907.4

2.
The allocation of the consideration transferred to acquire EPC is preliminary.  The Company is in the process of evaluating the net asset value (as defined in the asset and share purchase agreement) of EPC as of the closing date of the Acquisition in connection with a potential adjustment to the purchase price.  The Company is also in the process of reviewing EPC’s financial statement classifications for conformity with the Company’s classifications.  As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of EPC on a prospective basis. The acquisition consideration is as follows (in millions):

Cash consideration	$748.7
Share-based consideration in Company common shares, based on the August 22, 2011 per share closing price of $49.71	140.9
Total consideration	$889.6

The total consideration transferred is allocated to EPC’s net tangible and identifiable intangible assets based upon their fair value as of July 2, 2011 for purposes of the Pro Forma Financial Statements.  The excess of the consideration transferred over the net tangible and identifiable intangible assets is reflected as goodwill.  The allocation of the total consideration to the fair value of the assets acquired and liabilities assumed as of July 2, 2011 is as follows (in millions):

Cash	$10.1
Receivables	145.4
Inventories	202.9
Other current assets	19.3
Goodwill	370.1
Intangible assets	122.5
Property, plant and equipment	157.6
Liabilities assumed	(130.4)
Deferred tax liability associated with purchase accounting adjustments	(7.9)
$889.6

The identifiable intangible assets consist of technology and customer relationships.

3.	Reflects the following in millions:

Cash and cash equivalents for acquisition	$ (248.7)
Adjustment for cash payment of non-recurring, direct, and incremental transaction costs subsequent to July 2, 2011	(5.8)
Adjustment for cash payment of debt issuance costs subsequent to July 2, 2011	(0.9)
$ (255.4)

4.	Reflects the following preliminary write-up of the assets to fair market value (in millions):

       Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributed to the Acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statements of Earnings.  However, this inventory adjustment will result in an expense to cost of sales in the periods subsequent to the consummation of the Acquisition during which the related inventories are sold.  The estimated expense is approximately $25.9 million (approximately $17.7 million net of tax).
$ 25.9
Reversal of EPC’s historical LIFO inventory reserve	44.9
$ 70.8

       Property, Plant and Equipment will be depreciated over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes.  The depreciation is based on estimated useful lives of 40 years for buildings and five to nine years for machinery and equipment.
$ 15.2
Intangible assets primarily consist of customer relationship and technology. These intangible assets have finite lives and are expected to be amortized over a period of eight years to fifteen years.	$ 120.2

The adjustments to Inventory, Goodwill, Intangible Assets and Property, Plant and Equipment are based on preliminary appraisals.  The Company does not expect the final appraised values to be materially different than the values assigned in these Pro Forma Financial Statements.

5.	Capitalization of borrowing costs incurred by the Company in connection with the new $500 million senior notes (in millions).	$ 0.9

6.	Reflects the following (in millions):

Elimination of EPC’s historical Deferred Income Tax Benefits.	$ (4.3)
Income tax effect on payment of acquisition costs directly related to the Acquisition.	2.2
Current deferred tax liability associated with purchase accounting adjustments using local statutory rates by tax jurisdiction.	(1.5)
$ (3.6)

7.	Reflects the following (in millions):

Elimination of EPC’s historical Deferred Income Taxes.	$ (76.0)
Deferred tax asset associated with capitalized acquisition fees for tax purposes.	(4.1)
Deferred tax liability associated with purchase accounting adjustments using local statutory rates by tax jurisdiction.	10.5
$ (69.6)

8.	Proceeds from the $500 million senior notes (in millions).	$ 500.0

9.	Issuance of 2,834,026 shares of common stock for the purchase of EPC based on the Company’s August 22, 2011 per share price of $49.71 (in millions).	$ 140.9

10.	Reflects the following (in millions)
	Costs directly related to the Acquisiton, net of tax, which will be expensed as incurred and are assumed to be incurred on the date of the Acquisition
	Pre-tax	$ (5.8)
	tax	2.2
	Net of tax in accumulated earnings	3.6
	Elimination of EPC's historical retained earnings	$ (483.2)
		$ (486.8)

11.	Elimination of EPC’s historical accumulated comprehensive income (in millions).	$ 15.0